Exhibit 10.3

Promissory Note
(2nd Lien)

Date: April 3, 2024

Borrower:	LV PENINSULA HOLDING, LLC, a Texas limited liability company

Borrower’s Mailing Address:	990 Biscayne Blvd., Ste 501
Miami, Florida 33132

Lender:	AUSTERRA STABLE GROWTH FUND, LP

Payee and Place for Payment:	c/o Stallion Funding, LLC
10119 Lake Creek Parkway, Ste 202
Austin, Texas 78729

Principal Amount:	$1,000,000.00

Annual Interest Rate:	Seventeen and 00/100 percent (17.00%) per annum from date advanced

Maturity Date:	April 1, 2025

Annual Interest Rate on Matured, Unpaid Amounts:

Matured or accelerated unpaid, and past due, principal and interest shall bear interest from date of maturity or acceleration until paid at the highest non- usurious rate allowed by state or federal law, or if no such rate is established, at a rate per annum equal to eighteen percent (18.00%) per annum

Terms of Payment (principal and interest):

Interest only shall be due and payable in monthly installments of FOURTEEN THOUSAND ONE HUNDRED SIXTY-SIX and 67/100 Dollars, commencing on June 1, 2024, and continuing regularly thereafter on the same date of each month until April 1, 2025, when the entire amount hereof, principal and interest then remaining unpaid, shall be due and payable. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount.

Borrower may prepay this note in any amount at any time before the Maturity Date without penalty or premium.

If any installment becomes overdue for more than 10 days, at Lender’s option a late payment charge of 5% may be charged in order to defray the expense of handling the delinquent payment.

Security for Payment:

This note is secured by a second lien deed of trust from LV PENINSULA HOLDING, LLC, a Texas limited liability company, to BENJAMIN K. WILLIAMS or BENJAMIN H. HA, Trustee, which covers the following real property:

Being that certain tract of land stated to contain 59.3712 acres, more or less, out of the K. BALDWIN SURVEY NO. 600, ABST 90, Travis County, Texas; and out of a portion of Lot 1, AMENDED PLAT OF THE COVE AT LAGO VISTA, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 87, Page 174C, Plat Records of Travis County, Texas. Said 59.3712 acre tract being more particularly described by metes and bounds in Exhibit “A” attached hereto and made a part hereof.

Promise to Pay

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. If any amount is not paid either when due under the Terms of Payment or on acceleration of maturity, Borrower promises to pay any unpaid amount plus interest from the date the payment was due to the date of payment at the Annual Interest Rate on Matured, Unpaid Amounts.

Defaults and Remedies

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due.

Waivers

Borrower waives, to the extent permitted by law, all (1) demand for payment, (2) presentation for payment, (3) notice of intention to accelerate maturity, (4) notice of acceleration of maturity, (5) protest, (6) notice of protest, (7) rights under sections 51.003, 51.004, and 51.005 of the Texas Property Code, and (8) rights under section 17.001 and chapter 43 of the Texas Civil Practice and Remedies Code and rule 31 of the Texas Rules of Civil Procedure.

Attorney’s Fees

Borrower also promises to pay reasonable attorney’s fees and court and other costs if an attorney is retained to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Usury Savings

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Other Clauses

Each Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

LV PENINSULA HOLDING, LLC,
a Texas limited liability company

By:	/s/ Nicolai Brune
NICOLAI BRUNE, CFO and
Authorized Agent

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